Exhibit 10.1
Personal and Confidential

Date:	February 20, 2009

To:	Nicholas P. Hill — Senior Vice President — ITT Corporation and President Motion and Flow Control

From:	Scott A. Crum, Senior Vice President and Director Human Resources - ITT Corporation

Subject:	Separation Memorandum
The purpose of this Separation Memorandum (the “Memorandum”) is to confirm our understanding regarding your severance arrangements and separation from employment from ITT Corporation and its affiliates (ITT) as set forth in this Memorandum and under the terms of the ITT Senior Executive Severance Pay Plan (the “Senior Plan”). We agree that the terms of this Memorandum will be reviewed by the ITT Corporation Board of Directors or a committee thereof and in the event the Board rejects any portion of this Memorandum, you and ITT agree that this Memorandum is void and invalid and we agree to resume negotiations as soon as reasonably practicable towards a final mutually acceptable separation memorandum. We further agree that the terms of this Memorandum will govern your severance arrangements and separation, notwithstanding the terms of any other benefit plan in which you participate, except that your rights under the ITT Industries General Pension Plan will be governed by the terms of the plan, except as otherwise specifically noted herein. A copy of the Senior Plan is attached. Upon the execution of the attached release and expiration of the review and revocation period set forth in the Separation Agreement and General Release of Claims (“Release”) to which this Memorandum is attached and incorporated by reference therein, ITT agrees to make the payments and provide the benefits to you as set forth herein.

Expiration of Service and Severance Arrangements
Expiration of Service — You will continue to be employed as an active, full time employee through March 31, 2009 (the “Termination Date”), at which time your active service shall terminate. You will be paid your current annual base salary of $432,000 through the Termination Date, in accordance with the Company’s standard payroll practices, procedures and dates. In addition, subject to the terms and conditions of this Memorandum, you and your dependants will continue to participate in applicable ITT benefit plans through the Termination Date and as described herein. You will resign as an officer of ITT as of March 31, 2009.
Severance Pay You will receive twenty-four (24) months of severance pay, beginning April 1, 2009 through March 31, 2011 (“Severance End Date”). ITT will make these payments in the form of severance pay on the regular payroll schedule (currently bi-weekly) through the period set forth above. You will continue to be paid your current annual base salary of $432,000 throughout the severance period, provided you have not become eligible for disability payments on or prior to your Termination Date. In the event you become disabled on or prior to your Termination Date, your entitlement to any short-term disability and/or long-term disability benefits shall be determined in accordance with the applicable short-term or long-term disability plans and the treatment of any such benefits in coordination with the above payments will be in accordance with the terms of such disability plans and the Senior Plan. ITT agrees that it will not exercise any rights that it has under the Senior Plan to pay any remainder of severance pay as a discounted lump sum. You will not be entitled to receive any other pay or any other compensation from ITT except as described in this Memorandum. In the event ITT determines that you are an individual described in Section 416(i) ITT will not make any of the required severance payments for the first six months, and will make seven payments on the first day of the 7th month in accordance with Treas. Reg. section 1.409A-3(i)(2)(ii).
Except as specifically set forth in this letter, for purposes of the various benefit, equity and incentive plans discussed in this Memorandum (other than the ITT Industries General Pension Plan and the ITT Deferred Compensation Plan), your separation date will be deemed to be the earlier of (i) Severance End Date or (ii) the date of your engaging in any disqualifying conduct as defined in the Senior Plan (referred to hereinafter as the “Severance End Date”), except that it is agreed that ITT shall not unreasonably deny any specific request that work for a competitor not be deemed a disqualifying event.
For purposes of paragraph 9 of the Senior Plan, the decision as to whether you have engaged in disqualifying conduct shall be as reasonably determined by the ITT Senior Vice President, Director Human Resources and, in the event that such a determination is made, you will be given reasonable notice and opportunity to cure any such alleged disqualifying conduct, prior to any decision by ITT to terminate your severance pay. Notwithstanding any thing to the contrary, any dispute in connection with disqualifying conduct is subject to final and binding resolution pursuant to Paragraph 11 of the Separation Agreement And General Release of Claims.
Responsibilities — Until the Termination Date, you will work with the SVP and President Fluid and Motion Control and the SVP and Director Human Resources to transition responsibilities and will provide such assistance with other matters as they may reasonably request consistent with past responsibilities.
Annual Incentive (Bonus)
You will be eligible for an annual incentive award under the Annual Incentive Plan for performance year 2008 based on twelve months of active service in 2008, subject to Company performance and approval by the Compensation and Personnel Committee of the ITT Board of Directors (the “Committee”). Your bonus shall be no less than the calculated target (i.e. $432,000 multiplied by 70%) multiplied by the approved performance payout factor for Motion and Flow Control. You will be eligible for consideration for a bonus for performance year 2009 based on the number of active months of service during 2009, provided it is at least three months. You will not be eligible for any bonus for performance year 2010 or beyond.
Stock Option Awards
Until your Severance End Date, you may exercise your stock options to the extent they are currently exercisable or become exercisable prior to the Severance End Date (provided that no stock option shall be exercisable beyond its original full term). For purposes of calculating the vesting of your options and the exercise periods therefore, your employment period shall be deemed to continue until the Severance End Date.
Grants Prior to 2006 under the 2003 Equity Incentive Plan:
➢	Options granted to you prior to March 8, 2005. These options are fully exercisable and will remain exercisable through the earlier of the option expiration date or five years following the Severance End Date.

➢	Options granted on March 8, 2005. You have exercised these options in full, so there are no outstanding options associated with this grant..
2006 and 2007 Stock Option Grants:
➢	Options granted to you on March 6, 2006 are subject to cliff vesting on March 6, 2009. The option will become exercisable on March 6, 2009 and will remain exercisable for five years following the Severance End Date or the expiration date of the option (March 6, 2013), whichever is earlier. If the option is not vested on the Severance End Date, then a prorated portion will immediately vest upon the Severance End Date. The remaining portion will be forfeited.

➢	Options granted to you on March 7, 2007 are subject to cliff vesting on March 7, 2010. The option will become exercisable on March 8,, 2010 and will remain exercisable for five years following the Severance End Date or the expiration date of the option (March 7, 2014), whichever is earlier. If the option is not vested on the Severance End Date, then a prorated portion will immediately vest upon the Severance End Date. The remaining portion will be forfeited.

➢	Options granted to you on March 10, 2008 are subject to cliff vesting on March 10, 2011. The option will become exercisable on March 11, 2011 and will remain exercisable for five years following the Severance End Date or the expiration date of the option (March 10, 2015), whichever is earlier. If the option is not vested on the Severance End Date, then a prorated portion will immediately vest upon the Severance End Date. The remaining portion will be forfeited.
The exercise of your options will be in accordance with the terms of the ITT 1994 Incentive Stock Plan and the 2003 Equity Incentive Plan, as applicable, and the applicable Administrative Rules and Regulations in effect at the time of exercise.
After September 30, 2009, you will no longer be subject to the requirement for prior approval before the purchase or sale of ITT stock. You may continue to clear any transaction with respect to such stock with the Company’s legal department. You are also subject to the securities laws and ITT’s “insider trading” policies in respect of any transaction you effect while in possession of material non-public information regarding ITT stock.
Restricted Stock Awards
➢	Your 2006 restricted stock award of 3,556 shares awarded on March 6, 2006 will continue to vest ratably on a monthly basis between the grant date and March 6, 2009 (except that vesting will cease upon the Severance End Date if that date occurs before March 6, 2009).

➢	Your 2007 restricted stock award of 3,263 shares awarded on March 7, 2007 is subject to cliff vesting on March 7, 2010. However, this award will vest ratably on a monthly basis between the grant date and March 7, 2010 (except that vesting will cease upon the Severance End Date).

➢	Your 2008 restricted stock award of 3,869 shares awarded on March 10, 2008 is subject to cliff vesting on March 10, 2011. However, this award will vest ratably on a monthly basis between the grant date and March 10, 2011 (except that vesting will cease upon the Severance End Date).
The receipt of shares under these awards are subject to your payment to the company of any taxes due with respect to those shares.
Long-Term Incentive Plan (TSR Awards)
Your 2006 Target Award of $375,000 is subject to a 36-month performance period, January 1, 2006 through December 31, 2008. The terms and conditions of that award provide that because you will be an active, full-time employee through December 31, 2008, you are eligible for payment, if any, with respect to this award.
You will be eligible to receive payment for your outstanding 2007 and 2008 TSR awards, following the completion of the applicable performance period. Such payment, if any, will be based on the number of full months of employment and full months after the Termination Date but before the Severance End Date and any payment for these awards will be prorated on that basis over the 36-month performance period. Accordingly, any payment for your outstanding 2007 and 2008 target TSR awards will be calculated as follows:
➢	2007 Target Award of $400,000. Your final payment value, if any, will be prorated, calculated on the basis of the number of months of employment plus full months after the Termination Date but before the Severance End Date during the 36-month performance period ending December 31, 2009.

➢	2008 Target Award of $450,000. Your final payment value, if any, will be prorated, calculated on the basis of the number of months of employment plus full months after the Termination Date but before the Severance End Date during the 36-month performance period ending December 31, 2010.
Nothwithstanding the foregoing, the 2007 and 2008 TSR Awards will be paid no earlier than six months after the Termination Date.
The ultimate value, if any, of your outstanding TSR awards will be determined based on ITT’s TSR performance at the end of the performance period as measured against the S&P Industrials and approved by the Compensation and Personnel Committee of the Board of Directors. Further, the terms of the ITT 1997 Long-Term Incentive Plan shall prevail, including any acceleration of payments made under applicable provisions of any relevant plan.
Vacation
You will be eligible to receive a lump sum payment for any unused vacation for 2009 following your Termination Date. Please note that payment for unused vacation will not count for any purpose under any employee benefit plan. You will not be eligible for any vacation for the year 2010 or after.
Automobile Allowance
You will continue to receive your current automobile allowance until your Severance End Date.

Benefit Plans
Benefit Plan Eligibility — During the active service period and until the Severance End Date, your eligibility for certain employee benefit plans shall be as outlined in subsequent paragraphs of this Memorandum, subject to the actual terms of the specific plans as contained in the various plan documents. You will not be entitled to any benefits or perquisites not specifically covered in this Memorandum. In the event of revisions to any or all of the subject plans, your benefits will not be diminished except in accordance with the changes that are generally applicable to all similarly-situated plan participants.
ITT Industries General Pension Plan — You may continue to participate in this Plan during the Active Service Period but not thereafter. Your active participation in this Plan will cease at the Termination Date. ITT agrees that for the purpose of the General Pension Plan you may opt to take early retirement benefits at any time after the Termination Date, and those benefits will be calculated in accordance with the normal early retirement provisions of the Plan.
Insurance Plans
Medical and Dental Insurance — You and your eligible dependants are eligible to continue coverage under the same terms as an active employee until the Severance End Date. After the Severance End Date, you shall be eligible for coverage under ITT’s retiree health plan under the same terms as other retirees.
Group Life Insurance — Your life insurance under the ITT Salaried Life Insurance Plan will continue through the last day of the month in which your severance payments cease. At the end of such period, you will be eligible to convert the remainder without a medical examination, providing you do so within 31 days of the end of coverage. Accidental Death and Dismemberment Insurance under the ITT Salaried Life Insurance Plan ceases on March 31, 2009.
ITT Group Accident Insurance Program for Officers and Directors — You will be covered under this Program through March 31, 2009. You will continue during this period to be eligible for the non-contributory portion of this coverage and for any additional optional coverage you may have purchased.
Life Plus — You are eligible to continue your coverage under Life Plus during the active service period but not thereafter. At the end of such period, you may maintain all or part of your Life Plus coverage by requesting direct billing of premiums from Marsh@WorkSolutions, the Program Administrator, at 1-800-552-9665.
Short-Term Disability and Long-Term Disability Insurance — Coverage under these plans ceases on the Termination Date.
Long Term Care Plan — If you or your spouse are currently enrolled in the ITT Long Term Care Plan, this coverage will continue during the Severance Pay period for as long as your normal active premium contributions continue to be deducted from your Severance Pay. At the end of your Severance Pay period, this coverage can be ported to an outside billing arrangement if you so choose. Please call John Hancock directly at 1-888-216-5054 to set up the transfer from a payroll deduction to an individual billing process prior to your Severance End Date.
Flexible Spending Account Plan — If you are currently enrolled in this program, you can continue to participate in the Flexible Spending Account Plan during the calendar year in which your Severance Pay period began. Therefore, you are eligible to continue participation in this plan until December 31, 2009. You will not be eligible to enroll for 2010.
Special Senior Executive Severance Pay Plan
During the active service period you will continue to be covered under the ITT Special Senior Executive Severance Pay Plan (“Special Severance Plan”) in accordance with and subject to the terms of said Plan. Accordingly, notwithstanding anything to the contrary herein, or in the Special Severance Plan, if an Acceleration Event (as defined in the Special Severance Plan) shall occur on or before the Termination Date, you will be deemed to be a full-time, regular salaried employee of ITT in Band A whose employment is terminated by the company other than for Cause, or who has terminated employment for Good Reason (as “Cause” and “Good Reason” are defined in the Special Severance Plan). Hence, if an Acceleration Event occurs on or before the Termination Date, you will be entitled to all of the benefits provided in the Special Severance Plan for special severance executives in Band A, subject to offset as provided below. Any severance payments and any other severance benefits to which you may be entitled pursuant to the Special Severance Plan shall be subject to offset by the severance payments and other severance benefits provided pursuant to this Memorandum, such offset to be in accordance with and subject to the terms of “Offset” Paragraph 10 of the Special Severance Plan.
Tax Preparation and Financial Planning
You will be eligible for Financial Planning Assistance, which includes the Executive Tax Program, through tax year 2011; reimbursement for 2009, 2010, and 2011 tax preparation work to be available in 2010, 2011, and 2012 in accordance with the terms of the Program to be paid by the company in accordance with its usual practice. The company will not take any action which is intended to deny you continuing access to the Financial Planning Assistance for future years beyond 2011 at your own cost. Any reimbursement made pursuant to this paragraph for fees under the Executive Tax Program and/or fees for Financial Planning Assistance through tax year 2011 will be fully grossed-up for federal, state and local tax purposes, including income tax purposes.
Payroll Deductions
To the extent applicable, payroll deductions and benefit plan elections currently authorized by you, as well as appropriate tax withholding, will continue during the active service period and the severance pay period. If you wish to change the deductions or an election at any time during the active service period or severance pay period, please contact the Human Resources or Payroll departments.
Annual Physical Examination Program
You will be eligible for company-paid annual physical examinations at a facility of your own choosing, through 2011. You may avail yourself of a Company reimbursed health club membership in accordance with the Company’s executive plan, if the plan is continued, through 2011.
Outplacement
In lieu of outplacement services, ITT will reimburse you up to $10,000 for costs associated with your transition. Reimbursement will be subject to normal withholding.

Death
In the event of death prior to the termination of all payments and benefits hereunder, such payments and benefits payable upon death in accordance with the applicable benefit plan shall be made to your estate, except for any benefit for which you have already filed with ITT a designation of a named beneficiary other than your estate or for which there is no benefit payable upon death.
Miscellaneous
ITT hereby conveys to you as of the Termination Date, and you may retain as your personal property,your Company provided computer and Blackberry. Prior to the Termination Date, you will arrange for an IT representative in White Plains to delete all ITT data not necessary for continued e-mail access, and leave on the laptop only those programs and data that ITT is permitted to transfer to you at no cost and in compliance with applicable law. You may remain on the Company e-mail system through December 31, 2009.
(You are encouraged to review this Memorandum and the attached Release with an attorney of your own choosing, with the fee to be reimbursed by ITT with an appropriate tax “gross-up” if necessary to account for federal, state and local taxes.)
The parties hereby indicate their agreement with the terms and conditions of this Memorandum and the attached Release by signing and dating this Memorandum in the space provided below.
EMPLOYEE: Nicholas P. Hill

/s/ Nicholas P. Hill

Employee’s Signature

STATE OF NEW YORK

COUNTY OF WESTCHESTER
Subscribed and sworn before me this 20th day
of February, 2009.

/s/ Peter A. Timpano Jr
PETER A. TIMPANO JR
Notary Public, State of New York No. 01TI6090883 Qualified in Westchester County Commission Expires April 21, 2011

EMPLOYER: ITT Corporation

/s/ Scott A. Crum

Scott A. Crum, Senior Vice President and Director, Human Resources

STATE OF NEW YORK

COUNTY OF WESTCHESTER
Subscribed and sworn before me this 20th day
of February, 2009.

/s/ Peter A. Timpano Jr
PETER A. TIMPANO JR
Notary Public, State of New York No. 01TI6090883 Qualified in Westchester County Commission Expires April 21, 2011

Separation Agreement and General Release of Claims
The Separation Agreement and General Release (“Release”) is made and entered into by and between ITT Corporation (“ITT” or the “Company”) and Nicholas P. Hill (referred to herein in the first person). In consideration of the mutual promises contained herein, it is agreed as follows:
1.	I will be employed with ITT for the active service period set forth in the Separation Memorandum entered into between ITT and myself (the “Memorandum”), to which this Release is attached and incorporated by reference. After my active service period ends, I will receive severance payments for twenty-four (24) months of my annualized base salary of $432,000, and the other benefits described in the Memorandum, subject to the terms and conditions set forth in the Memorandum.

2.	I agree to the following:
(a)	I am not eligible and will not receive any compensation, fringe benefits or employee benefits or any pay in lieu of notice or any severance or termination pay except as provided in the Memorandum. I agree and acknowledge that the pay set forth in the Memorandum is good and sufficient consideration for all of my promises, obligations, and covenants set forth in the Memorandum and in this Release.

(b)	On behalf of myself and my heirs, executors, administrators, personal and legal representatives, successors and assigns (“Releasors”), I waive, release and forever discharge ITT, its current and former subsidiaries, affiliates, divisions and related entities and their predecessors, successors and assigns, and all of their past and present officers, directors, shareholders, agents, representatives, administrators, employees, and benefit plans (collectively “Releasees”) from any and all claims, demands, debts, liabilities, obligations, expenses (including attorney’s fees and costs), promises, covenants, controversies, grievances, claims, suits, actions or causes of action, in law or in equity, known or unknown to me, foreseen or unforeseen, contingent or not contingent, liquidated or not liquidated, which I may have had in the past, may have now, or may in the future claim to have against Releasees arising with respect to any incident, event, act or omission occurring at any time prior to my signing of this Release. This Release shall not operate as a release or waiver of claims or rights that may arise after the date of its execution, for vested benefits, for indemnification pursuant to Company policy or applicable law, for coverage under any directors’ and officers’ personal liability or any fiduciary liability, insurance policy in accordance with the terms of such policy, or any rights you may have as a shareholder in a public company (collectively, the “Reserved Rights”) and this Release shall not affect my right to seek enforcement of the terms and conditions of the Memorandum and this Release.

(c)	There are various state and federal laws that prohibit employment discrimination including discrimination on the basis of age, sex, race, color, national origin, religion, disability and veteran status and these laws are enforced through the United States Equal Employment Opportunity Commission, the United States Department of Labor, various federal and state agencies, and the federal and state courts. This Release specifically includes, but is not limited to, any and all claims and causes of action arising under tort or contract law or specific statutes prohibiting discrimination based on sex, color, race, national origin, religion, disability, veteran status or age, including without limitation, the Americans With Disabilities Act, the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1871, the Equal Pay Act, or any other federal, state, city, or local laws.

(d)	In consideration of the benefits provided to me under the Memorandum and this Release, I agree to waive and will not assert any of the claims or causes of action that I have waived in this Release before any federal or state court, any federal or state agency, or in any public or private arbitration. This prohibition does not apply if it would be a violation of applicable law or regulation. If this prohibition does not apply, however, and a charge or lawsuit is filed by or on behalf of me, I agree not to seek or accept any personal relief, award, monetary damages or other benefits in connection with or based on such charge or lawsuit. This paragraph is not intended to limit my right to commence and maintain legal action for the sole purpose of enforcing the Memorandum and this Release or the Reserved Rights.

(e)	I also agree to waive, release and forever discharge Releasees from any and all claims, causes of action and lawsuits that may arise from any incident, event, act or omission occurring during my active service period or severance pay period as those terms are defined in the Memorandum, except for the purpose of enforcing the Memorandum and this Release or the Reserved Rights.
3.	Releasees hereby waive, release and forever discharge Releasors from all claims, demands, debts, liabilities, obligations, expenses (including attorney’s fees and costs), promises, covenants, controversies, grievances, claims, suits, actions or causes of action, in law or in equity, known or unknown, foreseen or unforeseen, contingent or not contingent, liquidated or not liquidated, which Releasees may have had in the past, may have now, or may in the future claim to have against Releasors arising with respect to any incident, event, act or omission occurring at any time prior to my signing of this Release, provided however, that this Release shall not operate as a release or waiver of claims or rights that arise after the date of its execution. Nor shall this Release in any way apply to or waive any of Releasees’ rights to enforce the terms and conditions of the Memorandum and this Release through legal action.

4.	After my service period ends, notwithstanding Section 7 of the ITT Senior Executive Severance Pay Plan, I will receive no future benefits, compensation or perquisites (including but not limited to severance pay and benefits) from ITT except as set forth in the Memorandum.

5.	Except as may be required under applicable law or the rules of a stock exchange or national securities quotation system, I agree to keep the Memorandum and this Release confidential and not to disclose their contents to anyone except my immediate family, my financial or legal consultants, and appropriate governmental agencies that require this information.

6.	I agree not to slander, defame or otherwise intentionally injure the reputation of ITT or its officers, directors, employees, agents, representatives, or products.

7.	I acknowledge that: (i) I have been advised in writing to consult with an attorney of my own choice regarding this Release and the Memorandum; (ii) I have been advised in writing that I may have at least 21 days from my receipt of this Release and the Memorandum to review and consider them; (iii) I actively participated in the negotiation of the terms and conditions of this Release and the Memorandum; (iv) I fully understand those terms and conditions; (v) I am voluntarily and of my own free will executing this Release and the Memorandum on the date reflected below; and (vi) during a period of seven days following my execution of this Release and the Memorandum, I may revoke such executions and this Release and the Memorandum shall not be effective or enforceable until such seven day period has expired. Should I desire to revoke this Release and the Memorandum, my revocation must be in writing and addressed to Scott A. Crum, Senior Vice President and Director Human Resources, ITT, 4 West Red Oak Lane, White Plains, NY 10604 and delivered to Mr. Crum within the seven day revocation period.

8.	ITT and any Releasee shall not be liable for any other monies or payment to me or on my behalf other than as described in this Release and the Memorandum. This Release and the Memorandum, which is incorporated herein, contain the entire agreement between me, ITT, and all Releasees relating to the subject matter thereof. This Release fully supersedes any and all prior agreements or understandings, whether oral or written. I represent and acknowledge that in signing this Release and the Memorandum, I have not relied upon any representation or statement, oral or written, not set

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forth herein. No amendment to this Release or the Memorandum shall be binding unless it is in writing, expressly designated as an amendment, dated, and signed by the parties.

9.	Nothing in this Release or the Memorandum constitutes an admission of liability by ITT or any Releasee or me, and this Release or the Memorandum will not be used by me, ITT or any other entity or person as evidence in any proceeding or trial, except to enforce the terms of this Release and Memorandum or the Reserved Rights.

10.	This Release and the Memorandum shall be construed in accordance with the laws of the State of New York. Should any provision of this Release or the Memorandum be determined invalid or unenforceable, the validity of the remaining provisions shall not be affected and shall remain in full force and effect to the maximum extent permitted by law.

11.	Any dispute, controversy or claim arising out of or relating to this Release or the Memorandum, or to an alleged breach thereof, shall be first submitted to non binding mediation, conducted by one mediator jointly agreed upon by ITT and me, or if we cannot agree, by one mediator appointed by the American Arbitration Association. If the matter cannot be resolved within three months of the appointment of a mediator, the matter shall be subject to exclusive and final resolution by arbitration. The arbitration shall be conducted by one (1) arbitrator jointly agreed to by ITT and me or, if we cannot agree on an arbitrator, appointed by the American Arbitration Association. Except to the extent inconsistent with any provision of this Release or the Memorandum, the arbitration shall be conducted in accordance with the Employment Dispute Resolution Rules then in effect of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in White Plains, New York, and shall be the exclusive forum for resolving such dispute, controversy or claim. For the purpose of this arbitration, the provisions of this Release and Memorandum and all rights and obligations thereunder shall be governed and construed in accordance with the laws of New York, but the arbitrator shall not have the power to award punitive or exemplary damages. The mediation and arbitration proceedings, the subject matter thereof, and the award shall be maintained on a confidential basis by the parties, the mediator, the Arbitrator and the American Arbitration Association, all of whom shall be bound by this confidentiality provision, except to the extent such information is disclosed to a court in an action to enforce the arbitrator’s award. The decision of the arbitrator shall be binding upon the parties hereto, and each party shall be responsible for its own expenses and attorney’s fees in connection with the arbitration, except as expressly set forth herein. The decision of the arbitrator shall be executory, and judgment thereon may be entered by any court of competent jurisdiction. ITT will pay ninety percent of the American Arbitration Association’s mediation administrative fees and expenses of the mediator and I will pay ten percent. ITT will pay seventy-five percent of the American Arbitration Association’s arbitration administrative fees and the fees and expenses of the arbitrator, and I will pay twenty-five percent.

12.	The Memorandum and Release shall be binding upon, and assumed by, the successors and assigns of ITT.

13.	I have carefully read this Release and the Memorandum, fully understand their provisions, and my signature below indicates my understanding and agreement with their terms and conditions.
The original executed Release and the Memorandum must be returned to Scott A. Crum, Senior Vice President and Director Human Resources, ITT Corporation, 1133 Westchester Avenue, White Plains, NY 10604.

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EMPLOYEE: Nicholas P. Hill

/s/ Nicholas P. Hill Employee’s Signature
STATE OF NEW YORK
COUNTY OF WESTCHESTER
Subscribed and sworn before me this 20th day
of February, 2009

/s/ Peter A. Timpano Jr
PETER A. TIMPANO JR
Notary Public, State of New York No. 01TI6090883 Qualified in Westchester County Commission Expires April 21, 2011

EMPLOYER: ITT Corporation.

/s/ Scott A. Crum Scott A. Crum, Senior Vice President and Director, Human Resources
STATE OF NEW YORK
COUNTY OF WESTCHESTER
Subscribed and sworn before me this 20th day
of February, 2009

/s/ Peter A. Timpano Jr
PETER A. TIMPANO JR
Notary Public, State of New York No. 01TI6090883 Qualified in Westchester County Commission Expires April 21, 2011

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